Exhibit 99.1

Vertex Announces Second Quarter 2023 Financial Results

KING OF PRUSSIA, PA – August 9, 2023: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a leading global provider of indirect tax solutions, today announced financial results for its second quarter ended June 30, 2023.

David DeStefano, President, Chief Executive Officer, and Chairperson of the Board stated “The return on our growth investments of the last several years was evident in the second quarter. Vertex delivered strong financial results, with high-teens revenue growth and the largest year-over-year increase in adjusted EBITDA since our IPO in mid-2020. In addition, scaled customer growth accelerated to the mid-teens; net revenue retention increased to a new high of 111%, and we delivered record average annual revenue per customer. While we are pleased with our results in the second quarter, we believe we have ongoing opportunity to drive additional top-line growth and earnings leverage in the quarters to come.”

Second Quarter 2023 Financial Results

●	Total revenues of $139.7 million, up 17.1% year-over-year.
●	Software subscription revenues of $117.8 million, up 16.6% year-over-year.
●	Cloud revenues of $51.2 million, up 27.3% year-over-year.
●	Annual Recurring Revenue (“ARR”) was $467.7 million, up 17.5% year-over-year.
●	Average Annual Revenue per direct customer (“AARPC”) was $109,170 at June 30, 2023, compared to $93,850 at June 30, 2022 and $104,370 at March 31, 2023.
●	Net Revenue Retention (“NRR”) was 111%, compared to 110% at June 30, 2022, and the first quarter of 2023.
●	Gross Revenue Retention (“GRR”) was 96%, consistent with June 30, 2022, and the first quarter of 2023.
●	Loss from operations of $(4.1) million, compared to loss from operations of $(4.3) million for the same period prior year. Non-GAAP operating income of $18.1 million, compared to $14.6 million for the same period prior year.
●	Net loss of $(6.9) million, compared to net loss of $(5.5) million for the same period prior year.
●	Net loss per basic and diluted Class A and Class B shares of $(0.05) for 2023, compared to net loss of $(0.04) for the same period prior year.
●	Non-GAAP net income of $13.6 million and Non-GAAP diluted EPS of $0.08.
●	Adjusted EBITDA of $22.0 million, compared to $17.8 million for the same period prior year. Adjusted EBITDA margin of 15.7%, compared to 14.9% for the same period prior year.

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Financial Outlook

For the third quarter of 2023, the Company currently expects:

●	Revenues of $141 million to $143 million; and

●	Adjusted EBITDA of $24 million to $26 million.

For the full-year 2023, the Company currently expects:

●	Revenues of $556 to $562 million;
●	Cloud revenue growth of 27%; and
●	Adjusted EBITDA of $93 to $97 million.

John Schwab, Chief Financial Officer, stated, “Given our solid performance in the first half of 2023, we are increasing our full-year guidance for both revenue and adjusted EBITDA. This reflects both the strong execution of the Vertex team as well as our current view of the conditions within the enterprise and upper middle market segments that we serve.”

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance expense, acquisition contingent consideration, litigation settlements, transaction costs, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call at 8:30 a.m. Eastern Time today, August 9, 2023, to discuss its second quarter 2023 financial results.

Those wishing to participate may do so by dialing 1-201-689-8471 approximately ten minutes prior to start time. A listen-only webcast of the call will also be available through the Company’s Investor Relations website at https://ir.vertexinc.com.

A conference call replay will be available approximately one hour after the call by dialing 1-412-317-6671 and referencing passcode 13739853, or via the Company’s Investor Relations website. The replay will expire on August 23, 2023 at 11:59 p.m. Eastern Time.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,400 professionals and serves companies across the globe.

For more information, visit www.vertexinc.com or follow on Twitter and LinkedIn.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties; the potential effects on our business from the existence of a global endemic or pandemic; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the Securities Exchange Commission (“SEC”), as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes direct customers with MRR at the end of the last month of the measurement period. AARPC represents average annual revenue per direct customer and is calculated by dividing ARR by the number of software subscription direct customers at the end of the respective period.

Net Revenue Retention Rate (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our direct customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all direct customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing direct customers or those who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Gross Revenue Retention Rate (“GRR”)

We believe our GRR provides insight into and demonstrates to investors our ability to retain revenues from our existing direct customers. Our GRR refers to how much of our MRR we retain each month after reduction for the effects of revenues lost from departing direct customers or those who have downgraded or reduced usage. GRR does not take into account revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes. GRR does not include revenue reductions resulting from cancellations of customer subscriptions that are replaced by new subscriptions associated with customer migrations to a newer version of the related software solution.

Customer Count

The following table shows Vertex’s direct customers, as well as indirect small business customers sold and serviced through the company’s one-to-many channel strategy:

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and key business metrics described above, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues, services for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP gross margin is determined by dividing non-GAAP gross profit by total revenues for the respective periods.
●	Non-GAAP research and development expense is determined by adding back to GAAP research and development expense the stock-based compensation expense included in research and development expense for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.
●	Non-GAAP general and administrative expense is determined by adding back to GAAP general and administrative expense the stock-based compensation expense, amortization of cloud computing implementation costs and severance expense included in general and administrative expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP loss or income from operations the stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, litigation settlements, and transaction costs (which includes offering costs related to the sale of shares of certain of our Class B shareholders which are not representative of normal business operations), included in GAAP loss or income from operations for the respective periods.

●	Non-GAAP net income is determined by adding back to GAAP net loss or income the income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, litigation settlements and transaction costs (which includes offering costs related to the sale of shares of certain of our Class B shareholders which are not representative of normal business operations), included in GAAP net loss or income for the respective periods to determine non-GAAP loss or income before income taxes. Non-GAAP loss or income before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense, income taxes, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, asset impairments, stock-based compensation expense, severance expense, acquisition contingent consideration, litigation settlements, and transaction costs (which includes offering costs related to the sale of shares of certain of our Class B shareholders which are not representative of normal business operations), included in GAAP net income or loss for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	As of June 30,	December 31,
(In thousands, except per share data)	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$41,865	$91,803
Funds held for customers	30,156	14,945
Accounts receivable, net of allowance of $14,218 and $9,554, respectively	129,093	102,885
Prepaid expenses and other current assets	22,026	22,340	(A)
Investment securities available-for-sale, at fair value (amortized cost of $11,235 and $11,220, respectively)	11,201	11,173
Total current assets	234,341	243,146	(A)
Property and equipment, net of accumulated depreciation	98,912	101,090	(A)
Capitalized software, net of accumulated amortization	39,461	39,012
Goodwill and other intangible assets	259,587	257,023
Deferred commissions	16,726	15,463
Deferred income tax asset	42,855	30,938
Operating lease right-of-use assets	16,564	17,187
Other assets	16,624	15,333	(A)
Total assets	$725,070	$719,192
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$2,500	$2,188
Accounts payable	22,009	14,329
Accrued expenses	55,991	38,234
Customer funds obligations	26,594	12,121
Accrued salaries and benefits	12,332	10,790
Accrued variable compensation	15,027	23,729
Deferred compensation, current	—	2,809
Deferred revenue, current	274,094	268,847
Current portion of operating lease liabilities	4,454	4,086
Current portion of finance lease liabilities	59	103
Deferred purchase consideration, current	9,974	19,824
Purchase commitment and contingent consideration liabilities, current	7,866	6,149
Total current liabilities	430,900	403,209
Deferred revenue, net of current portion	2,959	10,289
Debt, net of current portion	45,478	46,709
Operating lease liabilities, net of current portion	18,330	20,421
Finance lease liabilities, net of current portion	—	10
Purchase commitment and contingent consideration liabilities, net of current portion	1,500	8,412
Deferred other liabilities	188	417
Total liabilities	499,355	489,467
Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A voting common stock, $0.001 par value, 300,000 shares authorized; 54,054 and 50,014 shares issued and outstanding, respectively	54	50
Class B voting common stock, $0.001 par value, 150,000 shares authorized; 97,718 and 100,307 shares issued and outstanding, respectively	98	100
Additional paid in capital	262,095	244,820
(Accumulated deficit) retained earnings	(12,521)	12,507
Accumulated other comprehensive loss	(24,011)	(27,752)
Total stockholders' equity	225,715	229,725
Total liabilities and stockholders' equity	$725,070	$719,192

(A) December 31, 2022 ending balances reflect an immaterial error correction related to an understatement of prepaid expenses and other current assets of $1,957, an overstatement of property and equipment, net of accumulated depreciation of $14,678, and an understatement of other assets of $12,721, recorded to correct the presentation of capitalized cloud computing implementation costs.

Vertex, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands, except per share data)	2023	2022	2023	2022

	(unaudited)		(unaudited)
Revenues:
Software subscriptions	$117,836	$101,088	$228,850	$198,219
Services	21,859	18,188	43,596	36,041
Total revenues	139,695	119,276	272,446	234,260
Cost of revenues:
Software subscriptions	38,516	36,209	75,919	69,122
Services	15,363	11,920	29,707	23,873
Total cost of revenues	53,879	48,129	105,626	92,995
Gross profit	85,816	71,147	166,820	141,265
Operating expenses:
Research and development	12,680	10,310	28,542	19,943
Selling and marketing	33,541	31,979	69,277	59,431
General and administrative	39,376	30,084	73,686	58,841
Depreciation and amortization	3,878	3,224	7,619	6,184
Other operating expense (income), net	413	(154)	697	694
Total operating expenses	89,888	75,443	179,821	145,093
Loss from operations	(4,072)	(4,296)	(13,001)	(3,828)
Interest (income) expense, net	(105)	724	(455)	718
Loss before income taxes	(3,967)	(5,020)	(12,546)	(4,546)
Income tax expense	2,929	500	12,482	1,308
Net loss	(6,896)	(5,520)	(25,028)	(5,854)
Other comprehensive (income) loss:
Foreign currency translation adjustments and revaluations, net of tax	(609)	11,777	(3,731)	13,826
Unrealized (gain) loss on investments, net of tax	3	(2)	(10)	(2)
Total other comprehensive (income) loss, net of tax	(606)	11,775	(3,741)	13,824
Total comprehensive loss	$(6,290)	$(17,295)	$(21,287)	$(19,678)

Net loss attributable to Class A stockholders, basic	$(2,447)	$(1,598)	$(8,633)	$(1,679)
Net loss per Class A share, basic	$(0.05)	$(0.04)	$(0.17)	$(0.04)
Weighted average Class A common stock, basic	53,762	43,286	52,109	42,818
Net loss attributable to Class A stockholders, diluted	$(2,447)	$(1,598)	$(8,633)	$(1,679)
Net loss per Class A share, diluted	$(0.05)	$(0.04)	$(0.17)	$(0.04)
Weighted average Class A common stock, diluted	53,762	43,286	52,109	42,818

Net loss attributable to Class B stockholders, basic	$(4,449)	$(3,922)	$(16,395)	$(4,175)
Net loss per Class B share, basic	$(0.05)	$(0.04)	$(0.17)	$(0.04)
Weighted average Class B common stock, basic	97,718	106,203	98,969	106,505
Net loss attributable to Class B stockholders, diluted	$(4,449)	$(3,922)	$(16,395)	$(4,175)
Net loss per Class B share, diluted	$(0.05)	$(0.04)	$(0.17)	$(0.04)
Weighted average Class B common stock, diluted	97,718	106,203	98,969	106,505

Vertex, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended
	June 30,
(In thousands)	2023	2022

	(unaudited)
Cash flows from operating activities:
Net loss	$(25,028)	$(5,854)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	34,190	30,535
Amortization of cloud computing implementation costs	631	—
Provision for subscription cancellations and non-renewals	1,374	(611)
Amortization of deferred financing costs	126	118
Change in fair value of contingent consideration liability	449	700
Write-off of deferred financing costs	—	370
Stock-based compensation expense	18,456	9,127
Deferred income tax (benefit)	(12,331)	(88)
Non-cash operating lease costs	625	1,534
Other	(67)	552
Changes in operating assets and liabilities:
Accounts receivable	(30,512)	(10,900)
Prepaid expenses and other current assets	355	(3,124)
Deferred commissions	(1,263)	387
Accounts payable	7,655	4,732
Accrued expenses	17,407	685
Accrued and deferred compensation	(10,705)	(17,550)
Deferred revenue	1,179	6,288
Operating lease liabilities	(1,722)	(1,868)
Other	(1,717)	(6,445)	(A)
Net cash (used in) provided by operating activities	(898)	8,588	(A)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(474)
Property and equipment additions	(21,859)	(21,839)	(A)
Capitalized software additions	(9,042)	(5,926)
Purchase of investment securities, available-for-sale	(8,427)	(6,943)
Proceeds from maturities of investment securities, available-for-sale	8,600	—
Net cash used in investing activities	(30,728)	(35,182)	(A)
Cash flows from financing activities:
Net increase (decrease) in customer funds obligations	14,473	(4,571)
Proceeds from term loan	—	50,000
Principal payments on long-term debt	(938)	(313)
Payments for deferred financing costs	—	(983)
Proceeds from purchases of stock under ESPP	1,178	967
Payments for taxes related to net share settlement of stock-based awards	(3,986)	(489)
Proceeds from exercise of stock options	2,243	718
Distributions under Tax Sharing Agreement	—	(536)
Payments for purchase commitment and contingent consideration liabilities	(6,424)	(255)
Payments of finance lease liabilities	(27)	(49)
Payments for deferred purchase commitments	(10,000)	(10,000)
Net cash (used in) provided by financing activities	(3,481)	34,489
Effect of exchange rate changes on cash, cash equivalents and restricted cash	380	(612)
Net (decrease) increase in cash, cash equivalents and restricted cash	(34,727)	7,283
Cash, cash equivalents and restricted cash, beginning of period	106,748	98,206
Cash, cash equivalents and restricted cash, end of period	$72,021	$105,489
Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$41,865	$85,554
Restricted cash—funds held for customers	30,156	19,935
Total cash, cash equivalents and restricted cash, end of period	$72,021	$105,489

(A) Other changes in operating assets and liabilities, net cash provided by operating activities, property and equipment additions and net cash used in investing activities for the six months ended June 30, 2022 reflect an immaterial error correction of $5,988 related to the reclassification of capitalized cloud computing implementation costs.

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2023	2022	2023	2022
Non-GAAP cost of revenues, software subscriptions	$25,411	$23,344	$49,383	$46,114
Non-GAAP cost of revenues, services	$15,197	$11,645	$28,705	$23,192
Non-GAAP gross profit	$99,087	$84,287	$194,358	$164,954
Non-GAAP gross margin	70.9%	70.7%	71.3%	70.4%
Non-GAAP research and development expense	$11,905	$9,812	$25,533	$19,331
Non-GAAP selling and marketing expense	$31,775	$28,559	$63,847	$54,190
Non-GAAP general and administrative expense	$33,259	$28,285	$62,544	$54,524
Non-GAAP operating income	$18,105	$14,561	$34,566	$30,738
Non-GAAP net income	$13,566	$10,309	$26,091	$22,365
Non-GAAP diluted EPS	$0.08	$0.06	$0.16	$0.14
Adjusted EBITDA	$21,983	$17,785	$42,185	$36,922
Adjusted EBITDA margin	15.7%	14.9%	15.5%	15.8%
Free cash flow	$(21,240)	$(4,987)	$(31,799)	$(19,177)
Free cash flow margin	(15.2)%	(4.2)%	(11.7)%	(8.2)%

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands)	2023	2022	2023	2022
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$38,516	$36,209	$75,919	$69,122
Stock-based compensation expense	(419)	(479)	(1,415)	(925)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(12,686)	(12,386)	(25,121)	(22,083)
Non-GAAP cost of revenues, software subscriptions	$25,411	$23,344	$49,383	$46,114

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$15,363	$11,920	$29,707	$23,873
Stock-based compensation expense	(166)	(275)	(1,002)	(681)
Non-GAAP cost of revenues, services	$15,197	$11,645	$28,705	$23,192

Non-GAAP Gross Profit:
Gross profit	$85,816	$71,147	$166,820	$141,265
Stock-based compensation expense	585	754	2,417	1,606
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	12,686	12,386	25,121	22,083
Non-GAAP gross profit	$99,087	$84,287	$194,358	$164,954

Non-GAAP Gross Margin:
Total Revenues	$139,695	$119,276	$272,446	$234,260
Non-GAAP gross margin	70.9%	70.7%	71.3%	70.4%

Non-GAAP Research and Development Expense:
Research and development expense	$12,680	$10,310	$28,542	$19,943
Stock-based compensation expense	(775)	(498)	(3,009)	(612)
Non-GAAP research and development expense	$11,905	$9,812	$25,533	$19,331

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$33,541	$31,979	$69,277	$59,431
Stock-based compensation expense	(1,082)	(1,401)	(3,980)	(2,973)
Amortization of acquired intangible assets – selling and marketing expense	(684)	(2,019)	(1,450)	(2,268)
Non-GAAP selling and marketing expense	$31,775	$28,559	$63,847	$54,190

Non-GAAP General and Administrative Expense:
General and administrative expense	$39,376	$30,084	$73,686	$58,841
Stock-based compensation expense	(4,581)	(1,541)	(9,051)	(3,936)
Severance expense	(905)	(258)	(1,460)	(381)
Amortization of cloud computing implementation costs – general and administrative	(631)	—	(631)	—
Non-GAAP general and administrative expense	$33,259	$28,285	$62,544	$54,524

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands, except per share data)	2023	2022	2023	2022
Non-GAAP Operating Income:
Loss from operations	$(4,072)	$(4,296)	$(13,001)	$(3,828)
Stock-based compensation expense	7,022	4,194	18,456	9,127
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	12,686	12,386	25,121	22,083
Amortization of acquired intangible assets – selling and marketing expense	684	2,019	1,450	2,268
Amortization of cloud computing implementation costs – general and administrative	631	—	631	—
Severance expense	905	258	1,460	381
Acquisition contingent consideration	249	—	449	700
Transaction costs	—	—	—	7
Non-GAAP operating income	$18,105	$14,561	$34,566	$30,738

Non-GAAP Net Income:
Net loss	$(6,896)	$(5,520)	$(25,028)	$(5,854)
Income tax expense	2,929	500	12,482	1,308
Stock-based compensation expense	7,022	4,194	18,456	9,127
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	12,686	12,386	25,121	22,083
Amortization of acquired intangible assets – selling and marketing expense	684	2,019	1,450	2,268
Amortization of cloud computing implementation costs – general and administrative	631	—	631	—
Severance expense	905	258	1,460	381
Acquisition contingent consideration	249	—	449	700
Transaction costs	—	—	—	7
Non-GAAP income before income taxes	18,210	13,837	35,021	30,020
Income tax adjustment at statutory rate	(4,644)	(3,528)	(8,930)	(7,655)
Non-GAAP net income	$13,566	$10,309	$26,091	$22,365

Non-GAAP Diluted EPS:
Non-GAAP net income	$13,566	$10,309	$26,091	$22,365
Weighted average Class A and B common stock, diluted	162,128	158,803	161,247	158,460
Non-GAAP diluted EPS	$0.08	$0.06	$0.16	$0.14

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands)	2023	2022	2023	2022
Adjusted EBITDA:
Net loss	$(6,896)	$(5,520)	$(25,028)	$(5,854)
Interest (income) expense, net	(105)	724	(455)	718
Income tax expense	2,929	500	12,482	1,308
Depreciation and amortization – property and equipment	3,878	3,224	7,619	6,184
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	12,686	12,386	25,121	22,083
Amortization of acquired intangible assets – selling and marketing expense	684	2,019	1,450	2,268
Amortization of cloud computing implementation costs – general and administrative	631	—	631	—
Stock-based compensation expense	7,022	4,194	18,456	9,127
Severance expense	905	258	1,460	381
Acquisition contingent consideration	249	—	449	700
Transaction costs	—	—	—	7
Adjusted EBITDA	$21,983	$17,785	$42,185	$36,922

Adjusted EBITDA Margin:
Total revenues	$139,695	$119,276	$272,446	$234,260
Adjusted EBITDA margin	15.7%	14.9%	15.5%	15.8%

	Three months ended			Six months ended
	June 30,			June 30,
(Dollars in thousands)	2023	2022		2023	2022
Free Cash Flow:
Cash (used in) provided by operating activities	$(7,653)	$8,955	(A)	$(898)	$8,588	(B)
Property and equipment additions	(8,546)	(10,928)	(A)	(21,859)	(21,839)	(B)
Capitalized software additions	(5,041)	(3,014)		(9,042)	(5,926)
Free cash flow	$(21,240)	$(4,987)		$(31,799)	$(19,177)

Free Cash Flow Margin:
Total revenues	$139,695	$119,276		$272,446	$234,260
Free cash flow margin	(15.2)%	(4.2)%		(11.7)%	(8.2)%

(A) Cash provided by operating activities and property and equipment additions for the three months ended June 30, 2022 reflect an immaterial error correction of $3,026 related to the reclassification of capitalized cloud computing implementation costs from property and equipment additions to other changes in operating assets and liabilities.

(B) Cash provided by operating activities and property and equipment additions for the six months ended June 30, 2022 reflect an immaterial error correction of $5,988 related to the reclassification of capitalized cloud computing implementation costs from property and equipment additions to other changes in operating assets and liabilities.

Investor Relations Contact:
Joe Crivelli

Vertex, Inc.

ir@vertexinc.com

Media Contact:

Rachel Litcofsky

Vertex, Inc.

mediainquiries@vertexinc.com